As filed with the Securities and Exchange Commission on June 20, 2011

Registration No. 333-172483

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 4

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beazer Homes USA, Inc.	Delaware	58-2086934
Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(770) 829-3700

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Kenneth F. Khoury

Executive Vice President, General Counsel and Secretary

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(770) 829-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market considerations and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Co-Registrants

	State of Incorporation /Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Beazer Homes Corp.	TN	1531	62-0880780
Beazer/Squires Realty, Inc.	NC	1531	56-1807308
Beazer Homes Sales, Inc.	DE	1531	86-0728694
Beazer Realty Corp.	GA	1531	58-1200012
Beazer Homes Holdings Corp.	DE	1531	58-2222637
Beazer Homes Texas Holdings, Inc.	DE	1531	58-2222643
Beazer Homes Texas, L.P.	DE	1531	76-0496353
April Corporation	CO	1531	84-1112772
Beazer SPE, LLC	GA	1531	not applied for(1)
Beazer Homes Investments, LLC	DE	1531	04-3617414
Beazer Realty, Inc.	NJ	1531	22-3620212
Beazer Clarksburg, LLC	MD	1531	not applied for(1)
Homebuilders Title Services of Virginia, Inc.	VA	1531	54-1969702
Homebuilders Title Services, Inc.	DE	1531	58-2440984
Beazer Allied Companies Holdings, Inc.	DE	1531	54-2137836
Beazer Homes Indiana LLP	IN	1531	35-1901790
Beazer Realty Services, LLC	DE	1531	35-1679596
Paragon Title, LLC	IN	1531	35-2111763
Trinity Homes, LLC	IN	1531	35-2027321
Beazer Commercial Holdings, LLC	DE	1531	not applied for(1)
Beazer General Services, Inc.	DE	1531	20-1887139
Beazer Homes Indiana Holdings Corp.	DE	1531	03-3617414
Beazer Realty Los Angeles, Inc.	DE	1531	20-2495958
Beazer Realty Sacramento, Inc.	DE	1531	20-2495906
BH Building Products, LP	DE	1531	20-2498366
BH Procurement Services, LLC	DE	1531	20-2498277
Arden Park Ventures, LLC	FL	1531	not applied for(1)
Beazer Mortgage Corporation	DE	6163	58-2203537
Beazer Homes Michigan, LLC	DE	1531	20-3420345
Dove Barrington Development LLC	DE	6531	20-1737164
Elysian Heights Potomia, LLC	VA	6531	30-0237203
Clarksburg Arora LLC	MD	6531	52-2317355
Clarksburg Skylark, LLC	MD	6531	52-2321110

The address for each Co-Registrant is 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328.

(1)	Does not have any employees.

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 333-163110, which was filed on November 13, 2009 and became effective on January 4, 2010, under which $141.7 million in aggregate principal amount of securities remain unsold. This Registration Statement is a new registration statement and also constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED JUNE 20, 2011

BEAZER HOMES USA, INC.

$750,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

Guarantees of Debt Securities

Beazer Homes USA, Inc. may offer, from time to time, up to $750,000,000 in aggregate initial offering price of senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts, stock purchase units or units. In addition, certain of our subsidiaries may guarantee any debt securities we offer.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is quoted on the New York Stock Exchange under the symbol “BZH.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

These securities are speculative and involve a high degree of risk. You should carefully read the information under the heading “Risk Factors” on page 4 of this prospectus and the risk factors contained in any applicable prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

i

FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) includes forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this prospectus (including the documents incorporated by reference herein) will not be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the risks discussed in the section captioned “Risk Factors” above and in the information included in our annual report on Form 10-K for the fiscal year ended September 30, 2010 in the section therein and in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011 captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of our business, but instead are the risks that we currently perceive as potentially being material. Such factors may include:

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the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements;

•	additional asset impairment charges or writedowns;

•	economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, volatility of mortgage interest rates and inflation;

•	the effect of changes in lending guidelines and regulations and the uncertain availability of mortgage financing;

•	a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures;

•	continued or increased downturn in the homebuilding industry;

•	estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled;

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our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels;

•	potential inability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing;

•	increased competition or delays in reacting to changing consumer preference in home design;

•	shortages of or increased prices for labor, land or raw materials used in housing production;

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factors affecting margins such as decreased land values underlying lot option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure;

•	the performance of our joint ventures and our joint venture partners;

•	the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China;

•	the cost and availability of insurance and surety bonds;

•	delays in land development or home construction resulting from adverse weather conditions;

•	potential delays or increased costs in obtaining necessary permits and possible penalties for failure to comply with laws, regulations and governmental policies;

•	potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corporation;

•	estimates related to the potential recoverability of our deferred tax assets;

•	effects of changes in accounting policies, standards, guidelines or principles; or

•	terrorist acts, acts of war and other factors over which we have little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our” or the “Company” refer to Beazer Homes USA, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at http://www.sec.gov. We also make available on our Internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is http://www.beazer.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below, which we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended September 30, 2010, filed on November 5, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, filed on February 8, 2011;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed on May 10, 2011;

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our Current Reports on Form 8-K filed on November 9, 2010, November 16, 2010, November 18, 2010, December 8, 2010, February 8, 2011 (with respect to the Date of Report of February 2, 2011 and not the Current Report on Form 8-K also filed on February 8, 2011 with respect to a Date of Report of February 8, 2011 and as subsequently amended on April 21, 2011), March 3, 2011, April 4, 2011, June 14, 2011 and June 16, 2011;

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the description of our capital stock contained in our Registration Statements on Form 8-A, filed on January 28, 1994, including any amendment or report filed for the purpose of updating those descriptions;

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the description of the Series A Junior Participating Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed on November 17, 2010, including any amendment or report filed for the purpose of updating the description; and

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all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of this offering, unless otherwise stated therein, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to our Corporate Secretary, Beazer Homes USA, Inc., 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, telephone (770) 829-3700.

BEAZER HOMES USA, INC.

We are a geographically diversified homebuilder with active operations in 15 states. Our homes are designed to appeal to homeowners at various price points across various demographic segments and are generally offered for sale in advance of their construction. Our objective is to provide our customers with homes that incorporate exceptional value and quality while seeking to maximize our return on invested capital over time.

Our and our co-registrants’ principal executive offices are located at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, telephone (770) 829-3700. We also provide information about our active communities through our Internet website located at http://www.beazer.com. Information on our website is not a part of and shall not be deemed incorporated by reference in this prospectus.

RISK FACTORS

You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include the retirement or refinancing of indebtedness under our outstanding debt securities. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratios of earnings to fixed charges for the periods presented.

	Fiscal Year Ended September 30,					Six Months Ended March 31, 2011
	2006	2007	2008	2009	2010
Ratio of Earnings to Fixed Charges(1)(2)	5.3X	—	—	—	—	—

(1)	Computed by dividing earnings by fixed charges. “Earnings” consist of (a) income (loss) from continuing operations before income taxes, (b) amortization of previously capitalized interest and (c) fixed charges, exclusive of capitalized interest cost. “Fixed charges” consist of (a) interest incurred, (b) amortization of deferred loan costs and debt discount and (c) that portion of operating lease rental expense (33%) deemed to be representative of interest. Earnings for fiscal years ended September 30, 2007, 2008, 2009 and 2010, and the six months ended March 31, 2011, were insufficient to cover fixed charges by $390 million, $524 million, $39 million, $16 million and $49 million, respectively.
(2)	The ratio of earnings to combined fixed charges and preferred dividends is the same as the ratio of earnings to fixed charges for the periods presented because no shares of preferred stock were outstanding during these periods.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

We may issue senior or subordinated debt securities, which may be secured or unsecured.

The senior debt securities will constitute part of our senior debt and will be issued under our senior debt indenture described below.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”), by one or more of our subsidiaries (each, a “guarantor”). If a guarantor issues guarantees, the guarantees may be secured or unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed the senior debt indenture and subordinated debt indenture with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copies of them.

This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.

Indentures

The senior and subordinated debt securities are governed by a document called an indenture. Each indenture is a contract between us and a trustee. The indenture relating to the senior debt securities and the indenture relating to the subordinated debt securities are substantially similar, except for certain provisions including those relating to subordination, which are included only in the indenture relating to subordinated debt securities.

The trustee under each indenture has two main roles:

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First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs certain administrative duties for us.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount plus the premium, if any, payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

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the aggregate principal amount (or any limit on the aggregate principal amount) of the debt securities of the same series and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes;

•	the interest rate or method of calculation of the interest rate;

•	the date from which interest will accrue;

•	the record dates for interest payable on the debt securities of a series;

•	the dates when, places where and manner in which principal and interest are payable;

•	the registrar and paying agent;

•	the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;

•	the terms of any redemption at the option of holders;

•	whether the debt securities are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	the denominations in which the debt securities are issuable;

•	whether the debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

•	whether any debt securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	if payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

•	provisions for electronic issuance of debt securities or issuance of debt securities in uncertificated form;

•	any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in this prospectus;

•	whether and upon what terms debt securities may be defeased if different from the provisions set forth in this prospectus;

•	the form of the debt securities if different from the form set forth in this prospectus;

•	any terms that may be required by or advisable under applicable law;

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the percentage of the principal amount of the debt securities which is payable if the maturity of the debt securities is accelerated in the case of debt securities issued at a discount from their face amount;

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whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	whether the debt security is secured or unsecured, and if secured, what the collateral will consist of; and

•	any other terms in addition to or different from those contained in this prospectus.

Original Issue Discount Debt Securities

We may issue original issue discount debt securities at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in the accompanying prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for federal income tax purposes.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities

We may issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which The Depositary Trust Company, New York, New York, or DTC, will act as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we are unable to locate a qualified successor depositary;

•	an event of default occurs with respect to the applicable series of securities; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

In the event definitive securities are issued:

•

holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;

•

holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust officer of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

•

any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

•

Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream, Luxembourg”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream, Luxembourg will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream, Luxembourg’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, National Association will act as U.S. depositary for Clearstream, Luxembourg. All securities in Euroclear or Clearstream, Luxembourg are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, Luxembourg, as the case may be.

Euroclear has advised us that:

•

it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine Euroclear;

•

the Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•

securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

the Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•

distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream, Luxembourg has advised us that:

•

it is incorporated as a limited liability company under the laws of Luxembourg, and is owned by Cedel International societe anonyme, and Deutsche Brse AG. The shareholders of these two entities are banks, securities dealers and financial institutions;

•

it holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, eliminating the need for physical movement of certificates;

•

it can settle transactions in many currencies, including U.S. dollars, and provides its customers services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing;

•	it also deals with domestic securities markets in over 30 countries through established depository and custodial relationships, and interfaces with domestic markets in a number of countries;

•

it has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear;

•	it is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector;

•

participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•

indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly; and

•

distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream, Luxembourg solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream, Luxembourg and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream, Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream, Luxembourg participants on that business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of securities by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

•

If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia; and

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture.

We may modify the subordination provisions with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the company which shall remit payment to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•

we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable and, in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•

we do not deposit a sinking fund payment with regard to any debt security of that series when due, but only if the payment is required under provisions described in the applicable prospectus supplement;

•

we remain in breach of our covenants we make in the indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

•

with respect to any series of debt securities that is guaranteed, such guarantee shall cease to be enforceable for any reason, except as contemplated or permitted in the indenture governing such debt security; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may, in certain circumstances, cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•

the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•

the holders of at least a majority in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of at least a majority in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

Modifications and Waivers

Subject to certain exceptions, the indentures may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for debt securities) of the holders of at least a majority in principal amount of the debt securities then outstanding, and any existing default or event of default (other than any continuing default or event of default in the payment of interest on or the principal of the debt securities) under, or compliance with any provision of, the indentures may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for debt securities) of the holders of a majority in principal amount of the debt securities then outstanding.

Changes Requiring Each Holder’s Approval

Without the consent of each holder affected, we may not

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemption or with respect to mandatory offers to repurchase debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	make any change in the waiver of past defaults or unconditional right of holders to receive principal, premium, if any, interest and additional amounts sections set forth in the indenture;

•	modify the ranking or priority of the debt securities or any guarantee;

•	release any guarantor from any of its obligations under its guarantee or the relevant indenture otherwise than in accordance with the terms of such indenture; or

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indentures (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any debt securities with respect to which such consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the terms of the indenture.

Changes Not Requiring Approval

We may amend the indentures without the approval of each of the holders affected in certain circumstances. These changes generally are limited to changes to cure any ambiguity, defect or inconsistency; to establish the terms of a new series of debt securities under the indentures; to provide for uncertificated debt securities in addition to certificated debt securities; to add additional covenants or events of default; to secure any debt securities; to evidence the successor of another corporation or entity to our obligations under the indentures; to make any change that does not adversely affect the legal rights under the indentures of any holder; to comply with or qualify the indentures under the Trust Indenture Act; or to reflect a guarantor ceasing to be liable on the guarantees because it is no longer a subsidiary of the Company.

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require approval of the holders of a majority in principal amount of holders affected, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt).

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and, if guaranteed, it may not necessarily be guaranteed by all of our subsidiaries. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated obligation of the applicable guarantor.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated obligation of the applicable guarantor. See “—Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Beazer Homes USA, Inc. consists of 180,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our certificate of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share with respect to each matter submitted to a vote of our stockholders, subject to voting rights that may be established for shares of our preferred stock, if any. Except as may be provided in connection with our preferred stock or as otherwise may be required by law or our restated certificate of incorporation, our common stock is the only capital stock entitled to vote in the election of directors. Our common stock does not have cumulative voting rights.

Subject to the rights of holders of our preferred stock, if any, holders of our common stock are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve, or wind up our business, whether voluntarily or involuntarily, holders of our common stock will be entitled to receive any assets available for distribution to our stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

The shares of our common stock issued through this prospectus will be fully paid and nonassessable. Our common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of our authorized but unissued common stock as approved by our board of directors from time to time, without stockholder approval, except as may be required by law or applicable stock exchange requirements.

Preferred Stock

If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. Our board of directors has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether there are any limitations on the declaration or payment of dividends on common stock while any series of preferred stock is outstanding;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to you for each share you own if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	whether the shares will be subject to a purchase, retirement or sinking fund and the manner in which such fund shall be applied to the redemption of the shares;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Rights Agreement

Our Board of Directors has adopted a Rights Agreement pursuant to which holders of our common stock will be entitled to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock if any Acquiring Person (as defined in the Rights Agreement) acquires beneficial ownership of 4.95% or more of our common stock or if a tender offer or exchange offer is commenced that would result in a person or group acquiring beneficial ownership of 4.95% or more of our common stock. The exercise price per right is $50, subject to adjustment. These provisions of the Rights Agreement could have certain anti-takeover effects because the rights provided to holders of our common stock under the Rights Agreement will cause substantial dilution to a person or group that acquires our common stock or engages in other specified events without the rights under the agreement having been redeemed or in the event of an exchange of the rights for common stock as permitted under the agreement.

Limitation on Directors’ Liability

Our amended and restated certificate of incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law, that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our amended and restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law or by other applicable law. In addition, to the fullest extent authorized by Delaware law, we will advance funds to certain directors and officers sufficient for the payment of all expenses in connection with the investigation of, response to, defense (including any appeal) of or settlement of any proceeding. The indemnification and advancement of expenses provided in our bylaws shall be deemed independent of, and is deemed exclusive of or a limitation on, any other rights to which any person seeking indemnification or advancement of expenses may be entitled or acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office. In addition, our bylaws provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

In addition, we have entered into indemnification agreements with each of our executive officers and directors providing such officers and directors indemnification and expense advancement and for the continued coverage of such person under our directors’ and officers’ insurance programs.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Special Bylaw Provisions

Our amended and restated bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of our notice of annual meeting for the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the bylaws. Such requirement is in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934.

Transfer Agent and Registrar

American Stock Transfer & Trust Company serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange. The trading symbol for our common stock is “BZH.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF WARRANTS

We may issue warrants that entitle the holder to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination, including, without limitation, the stock purchase units described above. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if applicable, a discussion of any special United States federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. If applicable, we will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

With respect to the sale of securities under this prospectus and any applicable prospectus supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Kenneth F. Khoury, our General Counsel. As of May 31, 2011, Kenneth F. Khoury held (A) 214,320 restricted shares of our common stock, and (B) 247,655 stock options of which 63,051 options are fully vested. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement. Mr. Khoury’s address is the same as our principal executive offices.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, and the effectiveness of Beazer Homes USA, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (all of which are estimated) to be borne by us in connection with a distribution of securities registered under this Registration Statement.

SEC registration fee(1)		$79,169
Printing fees and expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Legal fees and expenses		*
Transfer Agent and Registrar, Trustee and Depositary fees and expenses		*
Miscellaneous		*

Total	$	*

(1)	Excludes portion of registration fee offset pursuant to Rule 457(p).
*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Indemnification of the Officers and Directors of Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. under Delaware Law.

Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. are corporations organized under the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

The certificates of incorporation of Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that no director shall be personally liable to the corporation or its stockholders for violations of the director’s fiduciary duties, except to the extent that a director’s liability may not be limited as described above in the discussion of Section 102(b)(7) of the DGCL.

Indemnification of the Officers and Directors of Beazer Homes USA, Inc.

The bylaws of Beazer Homes USA, Inc., provide that the corporation shall indemnify and hold harmless to the fullest extent authorized by Delaware law or by other applicable law as then in effect, any person who was or is a party to or is threatened to be made a party to or is involved in (including, without limitation, as a witness) any proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of the corporation or, while a director, officer, or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or manager or in any other capacity while serving as a director, officer, employee, agent or manager, against all expense, liability and loss (including attorneys’ and other professionals’ fees, judgments, fines, ERISA taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

Furthermore, the bylaws of Beazer Homes USA, Inc., provide that the corporation shall, to the fullest extent authorized by Delaware law, advance (or if previously paid by any Indemnitee who serves or served as a director or executive officer of the corporation on or after June 30, 2008 (each a “Class 1 Indemnitee”), reimburse) to any Class 1 Indemnitee funds sufficient for the payment of all expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) actually and reasonably incurred by such Class 1 Indemnitee in connection with the investigation of, response to, defense (including any appeal) of or settlement of any proceeding, in the case of each such proceeding upon receipt of an undertaking by or on behalf of such Class 1 Indemnitee to repay such amount if it shall ultimately be determined that such Class 1 Indemnitee is not entitled to be indemnified by the corporation against such expenses. No collateral securing or other assurance of performance of such undertaking shall be required of such Class 1 Indemnitee by the corporation.

The bylaws of Beazer Homes USA, Inc., also provide that the corporation may, by action of its Board of Directors, grant rights to advancement of expenses to any Indemnitee who is not a Class 1 Indemnitee and rights to indemnification and advancement of expenses to any agents of the corporation with the same scope and effect as the provisions with respect to the indemnification of and advancement of expenses to Class 1 Indemnitees. By resolution adopted by affirmative vote of a majority of the Board of Directors, the Board of Directors may delegate to the appropriate officers of the corporation the decision to grant from time to time rights to advancement of expenses to any Indemnitee who is not a Class 1 Indemnitee and rights to indemnification and advancement of expenses to any agents of the corporation.

Under the bylaws of Beazer Homes USA, Inc., no Indemnitee shall be entitled to any advance or reimbursement by the corporation of expenses, or to indemnification from or to be held harmless by the corporation against expenses, incurred by him or her in asserting any claim or commencing or prosecuting any suit, action or proceeding (or part thereof) against the corporation (except as provided below) or any subsidiary of the corporation or any current or former director, officer, employee or agent of the corporation or of any subsidiary of the corporation, but such advancement (or reimbursement) and indemnification and hold harmless rights may be provided by the corporation in any specific instance as permitted by the Bylaws, or in any specific instance in which the Board shall first authorize the commencement or prosecution of such a suit, action or proceeding (or part thereof) or the assertion of such a claim.

Notwithstanding the above, if a claim is not timely paid in full by Beazer Homes USA, Inc. after a written claim has been received by the corporation, an Indemnitee or Class 1 Indemnitee (as appropriate) may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee or Class 1 Indemnitee (as appropriate) shall be entitled to be paid also the expense of prosecuting such suit. The Indemnitee or Class 1 Indemnitee (as appropriate) shall be presumed to be entitled to indemnification and advancement of expenses under upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the Indemnitee or Class 1 Indemnitee (as appropriate) is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled. These rights to indemnification and advancement (or reimbursement) of expenses shall be enforceable by any person entitled to such indemnification or advancement (or reimbursement) of expenses in any court of competent jurisdiction. Notice of any application to a court by an Indemnitee shall be given to the corporation promptly upon the filing of such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement (or reimbursement) of expenses.

The indemnification and advancement of expenses provided in the Beazer Homes USA, Inc. bylaws shall be deemed independent of, and shall not be deemed exclusive of or a limitation on, any other rights to which any person seeking indemnification or advancement of expenses may be entitled or acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office.

In addition, the bylaws of Beazer Homes USA, Inc., provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Beazer Homes USA, Inc. has also entered into indemnification agreements with each of its executive officers and directors providing such officers and directors indemnification and expense advancement and for the continued coverage of such person under its directors’ and officers’ insurance programs.

Indemnification of the Officers and Directors of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc.

The bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the corporation shall indemnify each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnitee”), against expenses (including attorneys’ and other professionals’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The corporation shall indemnify an Indemnitee in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that any indemnification pursuant to the bylaws (except indemnification ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination the indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct described above. However, to the extent that an Indemnitee is successful on the merits or otherwise in the defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against reasonable expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by the Indemnitee in connection therewith, without the necessity of authorization in the specific case.

Furthermore, the bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the expenses (including attorney’s and other professionals’ fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the corporation in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation pursuant to the bylaws.

The bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. also provide that the indemnification and advancement of expenses provided in the bylaws shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of the bylaws, agreement or contract, by vote of the stockholders or of the disinterested directors or pursuant to the direction of any court of competent jurisdiction.

In addition, the bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Indemnification of the Officers and Directors of Beazer Allied Companies Holdings, Inc., Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and Beazer Realty Sacramento, Inc.

Beazer Allied Companies Holdings, Inc., Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and Beazer Realty Sacramento, Inc. are corporations organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of directors and officers see the discussion in “Indemnification of Officers and Directors of Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. under Delaware Law” above.

The certificates of incorporation of Beazer Allied Companies Holdings, Inc., Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and Beazer Realty Sacramento, Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under the DGCL. The bylaws of these entities provide that the corporation shall indemnify members of the board of directors to the fullest extent permitted by the DGCL and that the corporation may, if authorized by the board of directors, indemnify its officers, employees, agents and any and all other persons who may be indemnified by the corporation against any and all expenses and liabilities.

Indemnification of the Officers and Directors of Homebuilders Title Services, Inc.

Homebuilders Title Services, Inc. is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of directors and officers see the discussion in “Indemnification of Officers and Director of Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. under Delaware Law” above.

The certificate of incorporation of Homebuilders Title Services, Inc. provides that that no director shall be personally liable to the corporation or its stockholders for violations of the director’s fiduciary duties to the fullest extent permitted by the DGCL.

The bylaws of Homebuilders Title Services, Inc. provide that the corporation shall indemnify any director or officer who is or was a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and/or the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The corporation shall indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that a court in which such action or suit is brought determines that such person is fairly and reasonably entitled to indemnity.

Furthermore, the bylaws of Homebuilders Title Services, Inc. provide that the expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the corporation. The indemnification and advancement of expenses provided in the bylaws is not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of the bylaws, agreement, contract or by vote of the stockholders or of the disinterested directors.

Indemnification of the General Partners of Beazer Homes Texas, L.P. and BH Building Products, LP

Beazer Homes Texas, L.P. and BH Building Products, LP are limited partnerships organized under the laws of the State of Delaware. Pursuant to Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), a limited partnership may, subject to the standards set forth in the partnership agreement, indemnify and hold harmless any partner or other person from and against any and all claims and demands.

Pursuant to the agreements of limited partnership of Beazer Homes Texas, L.P. and BH Building Products, LP, neither their respective general partners nor any affiliate of the general partners shall have any liability to the limited partnership or any partner for any loss suffered by the applicable limited partnership which arises out of any action or inaction of the applicable general partner, so long as such general partner or its affiliates in good faith has determined that such action or inaction did not constitute fraud or misconduct. Further, pursuant to such agreements of limited partnership, each general partner and its affiliates shall be indemnified by the limited partnership to the fullest extent permitted by law against any losses, judgments, liabilities, damages, expenses and amounts paid in settlement of any claims sustained in connection with acts performed or omissions that are within the scope of the applicable limited partnership agreement, provided that such claims are not the result of fraud or willful misconduct. The limited partnerships may advance to their respective general partners or their affiliates any amounts required to defend any claim for which they may be entitled to indemnification. If it is ultimately determined that their respective general partners or their affiliates are not entitled to indemnification, then such person must repay any amounts advanced by the limited partnership.

Indemnification of the Officers and Directors of April Corporation

April Corporation is a corporation organized under the laws of the State of Colorado. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act (“CBCA”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the CBCA, a corporation may purchase insurance on behalf of an officer or director of the corporation against any liability incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the CBCA.

The articles of incorporation of April Corporation provide that the corporation may indemnify each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The corporation shall indemnify directors, officers, employees, fiduciaries and agents of the corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of the persons duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

The articles of April Corporation provide that any indemnification pursuant to the articles (except indemnification ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination the indemnification of the director, employee, fiduciary or agent is proper in the circumstances because that person has met the applicable standard of conduct described above. However, to the extent that a director, employee, fiduciary or agent is successful on the merits or otherwise in the defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, that person shall be indemnified against reasonable expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by in connection therewith, without the necessity of authorization in the specific case.

Furthermore, the articles of April Corporation provide that the expenses (including attorney’s and other professionals’ fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the corporation in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation pursuant to the bylaws.

The articles of April Corporation also provide that the indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of the bylaws, agreement or contract, by vote of the stockholders or of the disinterested directors.

In addition, the articles of April Corporation provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Indemnification of the Officers and Directors of Beazer Realty Corp.

Beazer Realty Corp. is a corporation organized under the laws of the State of Georgia. Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code (“GBCC”) provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the GBCC, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the GBCC. The bylaws of Beazer Realty Corp. (“Realty”) provide that Realty shall indemnify each officer and director to the fullest extent allowed by Georgia law and that Realty may obtain insurance on behalf of such officers and directors against any liabilities asserted against such persons whether or not Realty would have the power to indemnify them.

Indemnification of the Managers and Members of Beazer SPE, LLC

Beazer SPE, LLC is a limited liability company organized under the laws of the State of Georgia. Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement. The operating agreement of Beazer SPE, LLC provides that members, employees and agents shall be entitled to indemnification to the fullest extent permitted by law.

Indemnification of the Partners of Beazer Homes Indiana LLP

Beazer Homes Indiana LLP is a limited liability partnership under the laws of the State of Indiana. Section 23-4-1-18 of the Indiana Uniform Partnership Act provides that a partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him or her in the ordinary and proper conduct of its business, or for the preservation of its business or property. The partnership agreement of Beazer Homes Indiana LLP provides that it shall indemnify the managing partner and hold it harmless against liability to third parties for acts or omissions within the scope of authority of the managing partner.

Indemnification of the Members and Managers of Paragon Title, LLC and Trinity Homes, LLC

Paragon Title, LLC and Trinity Homes, LLC are limited liability companies organized under the laws of the State of Indiana. Section 23-18-4-4 of the Indiana Limited Liability Company Act provides that the operating agreement of a limited liability company may provide for the indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because such person is or was a member or manager.

The articles of organization of Paragon Title, LLC and Trinity Homes, LLC each provide that the company shall indemnify any member or manager (and the responsible officers and directors of such member or manager), to the greatest extent not inconsistent with the laws and public policies of the State of Indiana, who is made a party to any proceeding because such person was or is a member or manager (or the responsible officers and directors of such member or manager), as a matter of right against all liability incurred by such person in connection with such proceeding, provided that (i) the members determine that the person has met the standard required for indemnification or (ii) the person is wholly successful on the merits or otherwise in the defense of such proceeding. A person will meet the standard required for indemnification if (i) the person conducted himself or herself in good faith, (ii) such person reasonably believed that his or her conduct was in or at least not opposed to the company, (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, and (iv) such person’s liability was not the result of the person’s willful misconduct, recklessness, violation of the company’s operating agreement or any improperly obtained financial or other benefit to which the person was not legally entitled.

The articles of organization of Paragon Title, LLC and Trinity Homes, LLC also provide that each company shall reimburse or pay the expenses of any member or manager (and the responsible officers and directors of such member or manager) in advance of the final disposition of the proceeding, provided that (i) the members make a determination that such person met the applicable standard of conduct, (ii) the person provides a written undertaking to repay any advancements if it is ultimately determined that such person is not entitled to them, and (iii) the person provides the company with an affirmation that he or she has met the applicable standard of conduct. The company may purchase insurance for the benefit of any person entitled to indemnification under the articles of organization.

Indemnification of the Members and Managers of Beazer Clarksburg, LLC, Clarksburg Arora LLC and Clarksburg Skylark, LLC

Beazer Clarksburg, LLC, Clarksburg Arora LLC and Clarksburg Skylark, LLC are limited liability companies organized under the laws of the State of Maryland. Section 4A-203 permits a limited liability company to indemnify and hold harmless any member, agent or employee from and against all claims and demands, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any set forth in the articles of organization or operating agreement.

The operating agreement of Beazer Clarksburg, LLC provides that no member or manager shall be liable, responsible or accountable in damages or otherwise to any other member or to the company for any act or omission performed or omitted by such person except for acts of gross negligence or intentional wrongdoing. The operating agreement also provides that the company shall endeavor to obtain liability or other insurance payable to the company (or as otherwise agreed by the members) to protect the company and the members from the acts or omissions of each of the members.

The operating agreement of Clarksburg Arora LLC provides that the company will indemnify and defend the managers and members for all loss, liability, damage, cost or expense (including reasonable attorneys’ fees) incurred by reason of any demands, claims, suits, actions or proceedings arising out of (i) the manager’s or member’s relationship to the company or (ii) the fact that the member or manager served in the capacity of a member or manager of the company, except of loss, liability, damage, cost or expense arising out theft, fraud, willful misconduct or gross negligence.

Indemnification of the Officers and Directors of Beazer/Squires Realty, Inc.

Beazer/Squires Realty, Inc. is a corporation organized under the laws of the State of North Carolina. Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (“NCBA”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the NCBA, a corporation may purchase insurance on behalf of an officer or director of the corporation for amounts incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the NCBA.

The bylaws of Beazer/Squires Realty, Inc. provide that any person who serves or has served as a director or who while serving as a director serves or has served, at the request of the corporation as a director, officer, partner, trustee, employee or agent of another entity or trustee or administrator under an employee benefit plan, shall have the right to be indemnified by the corporation to the fullest extent of the law for reasonable expenses, including attorneys’ fees, and reasonable payments for judgments, decrees, fines, penalties or settlements of proceedings seeking to hold him or her liable as a result of his or her service to the corporation.

Indemnification of the Officers and Directors of Beazer Realty, Inc.

Beazer Realty, Inc. (“Beazer Realty”) is a corporation organized under the laws of the State of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act (“NJBA”) provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the NJBA, a corporation may purchase insurance on behalf of an officer or director of the corporation against incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the NJBA. The certificate of incorporation and the bylaws of Beazer Realty provide that Beazer Realty shall indemnify its officers and directors to the fullest extent allowed by law.

Indemnification of the Officers and Directors of the Beazer Homes Corp.

Beazer Homes Corp. is a corporation organized under the laws of the State of Tennessee. Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (“TBCA”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the TBCA, a corporation may purchase insurance on behalf of an officer or director of the corporation against incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the TBCA. The charter and bylaws of Beazer Homes Corp. do not address the indemnification of officers and directors.

Indemnification of the Officers and Directors of Homebuilders Title Services of Virginia, Inc.

Homebuilders Title Services of Virginia Inc. is a corporation organized under the laws of the State of Virginia. Sections 13.1-697 through 13.1-704 of the Virginia Stock Corporation Act (“VSCA”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the VSCA, a corporation may purchase insurance on behalf of an officer or director of the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the VSCA. The bylaws of Homebuilders Title Services of Virginia Inc. provide that the corporation shall indemnify officers and directors to the fullest extent allowed by law.

Indemnification of the Members and Managers of Beazer Commercial Holdings, LLC, Beazer Homes Investments, LLC, Beazer Realty Services, LLC, Beazer Homes Michigan, LLC, Dove Barrington Development LLC and BH Procurement Services, LLC

Beazer Commercial Holdings, LLC, Beazer Homes Investments, LLC, Beazer Realty Services, LLC, Beazer Homes Michigan, LLC, Dove Barrington Development LLC and BH Procurement Services, LLC are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Neither the certificate of formation nor the operating agreement of any of Beazer Commercial Holdings, LLC, Beazer Homes Investments, LLC, Beazer Realty Services, LLC or BH Procurement Services, LLC address indemnification of members or managers.

The operating agreement of Dove Barrington Development LLC provides that the company will indemnify, defend and hold harmless members and their partners, officers, directors, shareholders, members, managers, employees and agents from and against any and all claims, demands, obligations, damages, actions, causes of action, suits, losses, judgments, fines, penalties liabilities, costs and expenses (including, without limitation, attorneys’ fees, court costs and other professional fees and costs incurred as a result of such claims) arising out of a good faith act or omission by such indemnified person.

Indemnification of the Members and Managers of Elysian Heights Potomia, LLC

Elysian Heights Potomia, LLC is a limited liability company organized under the laws of the State of Virginia. Section 13.1-1025 of the Virginia Limited Liability Company Act (“VLLCA”) provides for a limitation on the amount of damages that can be assessed against a member of manager to the lesser of (i) the monetary amount provided for in the articles of organization or operating agreement or (ii) or the greater of $100,000 or the amount of compensation provided to the member or manager by the limited liability company in the preceding twelve months. However, under the VLLCA, the liability of a manager or member will not be limited if the manager or member engaged in willful misconduct or a knowing violation of criminal law.

The operating agreement of Elysian Heights Potomia, LLC provides that the company will indemnify and hold harmless members and their respective members, directors, officers, employees and agents from and against any cost, expense, claim, liability or damage incurred by reason of such individual’s relationship to the company (including, without limitation, reasonable attorney’s fees incurred in connection with defense of any such act or omission). However, the company will not indemnify members for any act or omission constituting willful misconduct or gross negligence.

Indemnification of the Members and Managers of Arden Park Ventures, LLC

Arden Park Ventures, LLC is a limited liability company organized under the laws of the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act (the “FLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to the act, of such person were material to the cause of action so adjudicated and certain additional requirements are met. The articles of organization of Arden Park Ventures, LLC do not address indemnification of members or managers. Arden Park Ventures, LLC does not currently have an operating agreement in place.

Item 16.	Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1(a)(1)	Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc.—incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K for the year ended September 30, 2008 (File No. 001-12822).

3.1(a)(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. as of April 13, 2010—incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-Q for the quarter ended March 31, 2010 (File No. 001-12822).

3.1(a)(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beazer Homes USA, Inc. as of February 3, 2011—incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on February 8, 2011 (File No. 001-12822).

3.1(b)	Articles of Incorporation of April Corporation—incorporated herein by reference to Exhibit 3.1(b) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(c)	Certificate of Incorporation of Beazer Allied Companies Holdings, Inc.—incorporated herein by reference to Exhibit 3.1(c) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(d)	Articles of Organization of Beazer Clarksburg, LLC—incorporated herein by reference to Exhibit 3.1(d) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(e)	Charter of Beazer Homes Corp.—incorporated herein by reference to Exhibit 3.1(e) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(f)	Certificate of Incorporation of Beazer Homes Holdings Corp.—incorporated herein by reference to Exhibit 3.1(f) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(g)	Certificate of Formation of Beazer Homes Investments, LLC—incorporated herein by reference to Exhibit 3.1(g) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(h)	Certificate of Incorporation of Beazer Homes Sales, Inc.—incorporated herein by reference to Exhibit 3.1(h) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(i)	Certificate of Incorporation of Beazer Homes Texas Holdings, Inc.—incorporated herein by reference to Exhibit 3.1(i) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(j)	Certificate of Limited Partnership of Beazer Homes Texas, L.P.—incorporated herein by reference to Exhibit 3.1(j) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(k)	Articles of Incorporation of Beazer Realty Corp.—incorporated herein by reference to Exhibit 3.1(l) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

Exhibit Number	Description
3.1(l)	Certificate of Incorporation of Beazer Realty, Inc.—incorporated herein by reference to Exhibit 3.1(m) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(m)	Certificate of Formation of Beazer Realty Services, LLC—incorporated herein by reference to Exhibit 3.1(n) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(n)	Articles of Organization of Beazer SPE, LLC—incorporated herein by reference to Exhibit 3.1(o) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(o)	Articles of Incorporation of Beazer/Squires Realty, Inc.—incorporated herein by reference to Exhibit 3.1(p) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(p)	Registration to qualify as a limited liability partnership for Beazer Homes Indiana LLP—incorporated herein by reference to Exhibit 3.1(q) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(q)	Certificate of Formation of Beazer Commercial Holdings, LLC—incorporated herein by reference to Exhibit 3.1(r) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(r)	Certificate of Incorporation of Beazer General Services, Inc.—incorporated herein by reference to Exhibit 3.1(s) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(s)	Certificate of Incorporation of Beazer Homes Indiana Holdings Corp.—incorporated herein by reference to Exhibit 3.1(t) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(t)	Certificate of Incorporation of Beazer Realty Los Angeles, Inc.—incorporated herein by reference to Exhibit 3.1(u) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(u)	Certificate of Incorporation of Beazer Realty Sacramento, Inc.—incorporated herein by reference to Exhibit 3.1(v) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(v)	Certificate of Limited Partnership of BH Building Products, LP—incorporated herein by reference to Exhibit 3.1(w) of the Company’s Registration Statement on Form S-4 filed on August 3, 2005.

3.1(w)	Certificate of Incorporation of Homebuilders Title Services of Virginia, Inc.—incorporated herein by reference to Exhibit 3.1(z) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(x)	Articles of Incorporation of Homebuilders Title Services, Inc.—incorporated herein by reference to Exhibit 3.1(aa) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(y)	Articles of Organization of Paragon Title, LLC—incorporated herein by reference to Exhibit 3.1(ab) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

Exhibit Number	Description
3.1(z)	Certificate of Formation of BH Procurement Services, LLC—incorporated herein by reference to Exhibit 3.1(aa) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.1(aa)	Articles of Organization of Trinity Homes LLC—incorporated herein by reference to Exhibit 3.1(ae) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(ab)	Articles of Organization of Arden Park Ventures, LLC—incorporated herein by reference to Exhibit 3.1(ac) of the Company’s Registration Statement on Form S-4 (Registration No. 333-136649) filed on August 15, 2006.

3.1(ac)	Certificate of Incorporation of Beazer Mortgage Corporation—incorporated herein by reference to Exhibit 3.1(k) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.1(ad)	Certificate of Formation of Dove Barrington Development LLC—incorporated herein by reference to Exhibit 3.1(ae) of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009.

3.1(ae)	Certificate of Formation of Beazer Homes Michigan, LLC—incorporated herein by reference to Exhibit 3.1(af) of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009.

3.1(af)	Articles of Organization of Elysian Heights Potomia, LLC—incorporated herein by reference to Exhibit 3.1(ag) of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009.

3.1(ag)	Articles of Organization of Clarksburg Arora LLC—incorporated herein by reference to Exhibit 3.1(ah) of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009.

3.1(ah)	Articles of Organization of Clarksburg Skylark, LLC—incorporated herein by reference to Exhibit 3.1(ai) of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009.

3.2(a)	Fourth Amended and Restated By-laws of Beazer Homes USA, Inc.—incorporated herein by reference to Exhibit 3.3 of the Company’s Form 10-K for the year ended September 30, 2010 (File No. 001-12822).

3.2(b)	By-Laws of April Corporation—incorporated herein by reference to Exhibit 3.2(b) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(c)	By-Laws of Beazer Allied Companies Holdings, Inc.—incorporated herein by reference to Exhibit 3.2(c) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(d)(1)	Operating Agreement of Beazer Clarksburg, LLC—incorporated herein by reference to Exhibit 3.2(d) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(d)(2)	First Amendment to Operating Agreement of Beazer Clarksburg, LLC—incorporated herein by reference to Exhibit 3.2(x) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(e)	By-Laws of Beazer Homes Corp.—incorporated herein by reference to Exhibit 3.2(e) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

Exhibit Number	Description
3.2(f)	By-Laws of Beazer Homes Holdings Corp.—incorporated herein by reference to Exhibit 3.2(f) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(g)	Operating Agreement of Beazer Homes Investments, LLC—incorporated herein by reference to Exhibit 3.2(g) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(h)	By-Laws of Beazer Homes Sales, Inc.—incorporated herein by reference to Exhibit 3.2(h) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(i)	By-Laws of Beazer Homes Texas Holdings, Inc.—incorporated herein by reference to Exhibit 3.2(i) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(j)	Agreement of Limited Partnership of Beazer Homes Texas, L.P.—incorporated herein by reference to Exhibit 3.2(j) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(k)	By-Laws of Beazer Realty Corp.—incorporated herein by reference to Exhibit 3.2(l) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(l)	By-Laws of Beazer Realty, Inc.—incorporated herein by reference to Exhibit 3.2(m) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(m)	Operating Agreement of Beazer Realty Services, LLC—incorporated herein by reference to Exhibit 3.2(n) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(n)	Operating Agreement of Beazer SPE, LLC—incorporated herein by reference to Exhibit 3.2(o) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(o)	By-Laws of Beazer/Squires Realty, Inc.—incorporated herein by reference to Exhibit 3.2(p) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(p)	Partnership Agreement of Beazer Homes Indiana LLP—incorporated herein by reference to Exhibit 3.2(p) of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009.

3.2(q)	Operating Agreement of Beazer Commercial Holdings, LLC—incorporated herein by reference to Exhibit 3.2(r) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(r)	By-Laws of Beazer Homes Indiana Holdings Corp.—incorporated herein by reference to Exhibit 3.2(s) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(s)	By-Laws of Beazer Realty Los Angeles, Inc.—incorporated herein by reference to Exhibit 3.2(t) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

Exhibit Number	Description
3.2(t)	By-Laws of Beazer Realty Sacramento, Inc.—incorporated herein by reference to Exhibit 3.2(u) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(u)	Limited Partnership Agreement of BH Building Products, LP—incorporated herein by reference to Exhibit 3.2(v) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(v)	Operating Agreement of BH Procurement Services, LLC—incorporated herein by reference to Exhibit 3.2(w) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(w)	By-Laws of Homebuilders Title Services of Virginia, Inc.—incorporated herein by reference to Exhibit 3.2(y) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(x)	By-Laws of Homebuilders Title Services, Inc.—incorporated herein by reference to Exhibit 3.2(z) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(y)	Amended and Restated Operating Agreement of Paragon Title, LLC—incorporated herein by reference to Exhibit 3.2(aa) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(aa)	Second Amended and Restated Operating Agreement of Trinity Homes LLC—incorporated herein by reference to Exhibit 3.2(ad) of the Company’s Registration Statement on Form S-4 (Registration No. 333-112147) filed on January 23, 2004.

3.2(ab)	By-Laws of Beazer General Services, Inc.—incorporated herein by reference to Exhibit 3.2(ad) of the Company’s Registration Statement on Form S-4 (Registration No. 333-127165) filed on August 3, 2005.

3.2(ac)	By-Laws of Beazer Mortgage Corporation—incorporated herein by reference to Exhibit 3.2(k) of the Company’s Registration Statement on Form S-4 filed on January 23, 2004.

3.2(ad)	Limited Liability Company Agreement of Dove Barrington Development LLC—incorporated herein by reference to Exhibit 3.2(af) of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009.

3.2(ae)	Operating Agreement of Beazer Homes Michigan, LLC—incorporated herein by reference to Exhibit 3.2(ag) of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009.

3.2(af)	Amended and Restated Operating Agreement of Elysian Heights Potomia, LLC—incorporated herein by reference to Exhibit 3.2(ah) of the Company’s Registration Statement on Form S-4 (Registration No. 333-164459) filed on January 21, 2010.

3.2(ag)	Operating Agreement of Clarksburg Arora LLC—incorporated herein by reference to Exhibit 3.2(ai) of the Company’s Registration Statement on Form S-4 (Registration No. 333-164459) filed on January 21, 2010.

3.2(ah)	Operating Agreement of Clarksburg Skylark, LLC—incorporated herein by reference to Exhibit 3.2(aj) of the Company’s Registration Statement on Form S-4 (Registration No. 333-164459) filed on January 21, 2010.

Exhibit Number	Description
4.1(a)	Section 382 Rights Agreement, dated as of November 12, 2010, between Beazer and American Stock Transfer & Trust Company, LLC, as rights agent—incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on November 16, 2010 (File No. 001-12822).

4.1(b)	First Amendment to Section 382 Rights Agreement, dated December 6, 2010, between Beazer and American Stock Transfer & Trust Company, LLC, as rights agent—incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on December 8, 2010 (File No. 001-12822).

4.2(a)	Indenture, dated as of April 17, 2002, among Beazer, the Guarantors party thereto and U.S. Bank Trust National Association, as trustee—incorporated herein by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-4 (Registration No. 333-92470) filed on July 16, 2002 (File No. 001-12822).

4.2(b)	Form of Fifth Supplemental Indenture, dated as of June 8, 2005, by and among Beazer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to Beazer’s 6 7/8% Senior Notes due 2015—incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on June 13, 2005 (File No. 001-12822).

4.2(c)	Seventh Supplement Indenture, dated as of January 9, 2006, to the Trust Indenture dated as of April 17, 2002—incorporated herein by reference to Exhibit 99.2 of the Company’s Form 8-K filed on January 17, 2006 (File No. 001-12822).

4.2(d)	Form of Eighth Supplemental Indenture, dated June 6, 2006, by and among Beazer, the guarantors named therein and UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities, Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., BNP Paribas Securities Corp. and Greenwich Capital Markets, related to Beazer’s 8.125% Senior Notes due 2016—incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on June 8, 2006 (File No. 001-12822).

4.2(e)	Ninth Supplemental Indenture, dated October 26, 2007, amending and supplementing the Indenture, dated April 17, 2002, among Beazer, US Bank National Association, as trustee, and the subsidiary guarantors party thereto—incorporated herein by reference to Exhibit 10.3 of the Company’s Form 8-K filed on October 30, 2007 (File No. 001-12822).

4.2(f)	Twelfth Supplemental Indenture, dated May 10, 2010, between Beazer and U.S. Bank National Association, as trustee, related to Beazer’s 7.00% Senior Amortizing Notes due 2013—incorporated herein by reference to Exhibit 4.4 of the Company’s Form 8-K filed on May 10, 2010 (File No. 001-12822).

4.2(g)	Thirteenth Supplemental Indenture, dated May 20, 2010, between Beazer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to Beazer’s 9.125% Senior Notes due 2018—incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on May 20, 2010 (File No. 001-12822).

4.2(h)	Fourteenth Supplemental Indenture, dated November 12, 2010, between Beazer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to Beazer’s 9.125% Senior Notes due 2019—incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on November 18, 2010 (File No. 001-12822).

4.3	Form of Senior Debt Security (included in Exhibit 4.2(a) hereto)

4.4(a)	Indenture, dated January 12, 2010, between Beazer Homes USA, Inc. and the U.S. Bank National Association, as trustee—incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on January 12, 2010 (File No. 001-12822).

Exhibit Number	Description
4.4(b)	First Supplemental Indenture, dated January 12, 2010, between Beazer and U.S. Bank National Association, as trustee, related to Beazer’s 7 1/2% Mandatory Convertible Subordinated Notes due 2013 – incorporated herein by reference to Exhibit 4.2 of the Company’s Form 8-K filed on January 12, 2010 (File No. 001-12822).

4.5	Form of Subordinated Debt Security (included in Exhibit 4.4(a) hereto)

4.6*	Form of Guarantee Agreement

4.7*	Form of Warrant Agreement

4.8*	Form of Warrant Certificate

4.9*	Form of Rights Certificate

4.10*	Form of Rights Agent Agreement

4.11*	Certificate of Designation for Preferred Stock

4.12*	Form of Preferred Stock Certificate

4.13*	Form of Depositary Agreement

4.14*	Form of Depositary Receipt

4.15*	Form of Stock Purchase Contract

4.16*	Form of Stock Purchase Unit

5.1***	Opinion of Kenneth F. Khoury

12.1***	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends

23.1**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Kenneth F. Khoury (included in Exhibit 5.1 hereto)

24.1***	Powers of Attorney

25.1***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Senior Debt Securities

25.2***	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the Subordinated Debt Securities

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant in connection with the issuance of securities.
**	Filed herewith.
***	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. In the event that rights or warrants are to be offered to existing security holders and any securities not taken by the security holders are to be offered to the public, the registrant hereby undertakes to supplement the prospectus, after the expiration of the applicable subscription period, to set forth the results of the applicable subscription offer, the transactions by the underwriters during the applicable subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

8. If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

9. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

10. That, for purposes of determining any liability under the Securities Act of 1933:

(a) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 20, 2011.

BEAZER HOMES USA, INC.

By:	/s/ Allan P. Merrill
Allan P. Merrill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Non-Executive Chairman, Director	June 20, 2011

* Laurent Alpert	Director	June 20, 2011

Signature	Title	Date
* Peter G. Leemputte	Director	June 20, 2011

* Norma A. Provencio	Director	June 20, 2011

* Larry T. Solari	Director	June 20, 2011

* Stephen P. Zelnak, Jr.	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY SACRAMENTO, INC.
BEAZER/SQUIRES REALTY, INC.
HOMEBUILDERS TITLE SERVICES OF
VIRGINIA, INC.
HOMEBUILDERS TITLE SERVICES, INC.

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

BEAZER MORTGAGE CORPORATION

By:	/s/ Allan P. Merrill
Allan P. Merrill President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	Director and President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC,
its Managing Partner

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

ARDEN PARK VENTURES, LLC BEAZER CLARKSBURG, LLC BEAZER COMMERCIAL HOLDINGS, LLC DOVE BARRINGTON DEVELOPMENT LLC BEAZER HOMES INVESTMENTS, LLC BEAZER HOMES MICHIGAN, LLC ELYSIAN HEIGHTS POTOMIA, LLC

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

BEAZER SPE, LLC

By:	BEAZER HOMES HOLDINGS CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
Allan P. Merrill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, LLC,
its General Partner

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Allan P. Merrill
Allan P. Merrill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

BH PROCUREMENT SERVICES, LLC

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Allan P. Merrill
Allan P. Merrill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

PARAGON TITLE, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member and Manager

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
Allan P. Merrill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 205, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

TRINITY HOMES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, June 20, 2011.

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 20, 2011.

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC,
its Sole Member

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2011

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial and Accounting Officer)	June 20, 2011

* Brian C. Beazer	Director	June 20, 2011

*By:	/s/ Allan P. Merrill Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm